                    ALLIANCE TECHNOLOGY FUND,

                      ARTICLES OF AMENDMENT

         Alliance Technology Fund Inc., a Maryland corporation

having its principal office within the State of Maryland, at First

Maryland Building Floor 1OA Suite 1006, 25 South Charles Street,

Baltimore Maryland (hereinafter called the "Corporation"), hereby certifies that:

         FIRST:  The Corporation's Articles of Incorporation are

hereby amended by adding a new Article ELEVENTH to read in its entirety as follows:

              "ELEVENTH: A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article ELEVENTH shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal."

         SECOND:  The board of directors of the Corporation on

April 26, 1988, duly adopted a resolution in which was set forth the foregoing amendment to the Articles of Incorporation,

declaring that the said amendment as proposed was advisable and directing that it be submitted for action thereon by the

stockholders of the Corporation at a meeting to be held on

July 26, 1988.

         THIRD:  The amendment to the Articles of Incorporation

of the Corporation as set forth above was duly approved by the stockholders of the Corporation at the meeting held on July 26,

1988.

         IN WITNESS WHEREOF, Alliance Technology Fund, Inc. has

caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on

October 16, 1989.

                        ALLIANCE TECHNOLOGY FUND, INC.



                        By /s/  Philip Von Blon
                           ____________________________
                                Philip Von Blon,
                             Chairman of the Board

Attest:

[SEAL]



/s/  Edmund P. Bergan
____________________________
     Edmund P. Bergan,
         Secretary

         THE UNDERSIGNED, President of Alliance Technology Fund,

Inc., who executed on behalf of said Corporation the foregoing

Articles of Amendment hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.





                        /s/  Philip Von Blon
                        ____________________________
                             Philip Von Blon




























                                3
00250200.AL6